EXHIBIT 99.1

ORION S.A.

CONTACT: Christopher Kapsch Vice President of Investor Relations +1 281-318-4413 christopher.kapsch@orioncarbons.com

Orion S.A. Announces Preliminary Full Year 2024 Update

HOUSTON—January 15, 2025—Orion S.A. (NYSE: OEC), a global specialty chemicals company, today announced a preliminary unaudited financial update for its fiscal year ending December 31, 2024.

Orion now expects 2024 adjusted EBITDA to be nominally below our guidance range of $305-$315 million, due primarily to foreign exchange translation impacts related to the strengthening dollar and one-time costs associated with a cost reduction plan. Weaker than anticipated Rubber segment volumes late in the fourth quarter and slightly less favorable Specialty segment mix were also factors and would have positioned the company at the lower end of guidance, excluding the items noted above. In the fourth quarter, Orion commenced an initiative to reduce its non-plant workforce by ~6% and expects to realize approximately $6 million in annualized cost savings in 2025.

“We believe the Rubber demand softness we experienced late in the year reflects continued pressure on Western tire production resulting from elevated levels of tire imports into North America and Europe, respectively, from Southeast Asia and China, as well as some year-end inventory adjustments at certain key customers,” said Corning Painter, Orion’s Chief Executive Officer.

“Despite stepped-up tire imports into our key geographic markets, we believe the outcome of our Rubber segment’s commercial strategy positions us well for 2025, and for when trade flows rebalance within the global tire market.”

Painter added, “Regardless, we initiated discrete cost reduction actions in the fourth quarter of 2024, which we expect to substantially complete in the first quarter of 2025. Overall, based on factors within Orion’s control and despite the strengthening FX headwind, we continue to expect modest growth in 2025, building upon the structurally improved returns our company has generated over the past several years.”

These expected financial results are preliminary and unaudited, have not been reviewed by the Company’s independent registered public accountants, and remain subject to the completion of normal year-end accounting procedures and adjustments, and are therefore subject to change.

Release Date and Conference Call

Orion intends to report fourth quarter and full year 2024 results after the market’s close on Wednesday, February 19, 2025, to be followed by a conference call on Thursday, February 20, 2025, at 8:30 a.m. (ET).

The dial-in details for the live conference call follow:

U.S. Toll Free:	1-877-407-4018
International:	1-201-689-8471

A conference call replay may be accessed at the following numbers through Thursday, March 6, 2025:

ORION S.A.

U.S. Toll Free:	1-844-512-2921
International:	1-412-317-6671
Conference ID:	13751212

Additionally, an archived webcast of the conference call will be available in the investor section of the company’s website at orioncarbons.com.

About Orion S.A.

Orion S.A. (NYSE: OEC) is a leading global supplier of carbon black, a solid form of carbon produced as powder or pellets. The material is made to customers’ exacting specifications for tires, coatings, ink, batteries, plastics and numerous other specialty, high-performance applications. Carbon black is used to tint, colorize, provide reinforcement, conduct electricity, increase durability, and add UV protection. Orion has innovation centers on three continents and produces carbon black at 15 plants worldwide, offering the most diverse variety of production processes in the industry. The company’s corporate lineage goes back more than 160 years to Germany, where it operates the world’s longest-running carbon black plant. Orion is a leading innovator, applying a deep understanding of customers’ needs to deliver sustainable solutions. For more information, please visit www.orioncarbons.com.

Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements of future expectations that are based on current expectations and assumptions, including statements regarding our expected financial results for the year ended December 31, 2024, and involve known and unknown risks and uncertainties, including but not limited to the completion of normal year-end accounting procedures and adjustments with respect to our preliminary results for the quarter and fiscal year ended December 31, 2024 and other risk factors described from time to time in the Company's Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission, each of which could cause actual results, performance or events to differ materially from those expressed or implied in these statements. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. New risk factors and uncertainties emerge from time to time and it is not possible to predict all risk factors and uncertainties, nor can we assess the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or other information, other than as required by applicable law.

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